EXHIBIT 10.2

SECOND AMENDMENT TO TERM LOAN AGREEMENT

This SECOND AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”) dated as of September 30, 2022, by and among BRUKER CORPORATION, a Delaware corporation (the “Company”), the Subsidiaries (if any) of the Company party to the Term Loan Agreement as borrowers (each a “Designated Borrower” and, together with the Company, the “Borrowers” and, each a “Borrower”), the Subsidiaries of the Company party to the Term Loan Agreement as guarantors (each a “Subsidiary Guarantor” and, together with the Borrowers, the “Loan Parties”), the Lenders (as defined in the Term Loan Agreement referred to below), and BANK OF AMERICA, N.A., as Administrative Agent (as defined in the Term Loan Agreement referred to below) for such Lenders.

PRELIMINARY STATEMENTS

(1) Reference is made to that certain Term Loan Agreement dated as of December 11, 2019 (as amended by that certain First Amendment to Term Loan Agreement, dated as of May 12, 2021, and as further amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, the “Term Loan Agreement”; terms defined therein unless otherwise defined herein being used herein as therein defined) among the Borrowers, the Lenders party thereto from time to time and BANK OF AMERICA, N.A., as Administrative Agent.

(2) The Borrower has requested that the Administrative Agent and the Lenders make certain modifications to the Term Loan Agreement as set forth below.

(3) The undersigned Lenders and the Administrative Agent are prepared to make such modifications to the Term Loan Agreement requested by the Borrower, subject to the conditions, and in reliance on the representations set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties hereto hereby agree as follows:

SECTION 1. Amendment to Term Loan Agreement.

a)
Section 1.01 of the Term Loan Agreement (Defined Terms) is hereby amended by adding the following new defined terms in the appropriate alphabetical order:

“ “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.”

“ “Rescindable Amount” means any payment that the Administrative Agent makes for the account of the Lenders hereunder as to which the Administrative Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies: (1) the applicable Borrower has not in fact made such payment; (2) the Administrative Agent has made a payment in excess of the amount so paid by such Borrower (whether or not then owed); or (3) the Administrative Agent has for any reason otherwise erroneously made such payment.”

“ “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.”

“ “Second Amendment Rate Effective Date” means December 12, 2022.”

“ “UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.”

“ “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.”

b)
Section 1.01 of the Term Loan Agreement (Defined Terms) is hereby amended by amending and restating the following defined terms in their entirety as follows:

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower (or the Company on behalf of the applicable Borrower) may elect in its Borrowing Request or Interest Election Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period pertaining to a Eurocurrency Borrowing shall extend beyond the Second Amendment Rate Effective Date and (iv) no Interest Period shall extend beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“ “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.”

c)
Effective as of the Second Amendment Rate Effective Date, Section 1.01 of the Term Loan Agreement (Defined Terms) is hereby amended by adding the following new defined terms in the appropriate alphabetical order:

“ “CME” means CME Group Benchmark Administration Limited.”

“ “Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the FRBNY’s website (or any successor source).”

“ “SOFR Adjustment” means 0.10% (10.00 basis points) per annum.”

“ “SOFR Administrator” means the FRBNY, as the administrator of SOFR, or any successor administrator of SOFR designated by the FRBNY or other Person acting as the SOFR Administrator at such time that is satisfactory to the Administrative Agent.”

“ “SOFR Scheduled Unavailability Date” has the meaning assigned to such term in Section 2.14(c)(ii).”

“ “SOFR Successor Rate” has the meaning assigned to such term in Section 2.14(c)(ii).”

“ “SOFR Successor Rate Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed SOFR Successor Rate, any conforming changes to the definition of “SOFR,” “Term SOFR,” “Daily Simple SOFR,” “Alternate Base Rate,” or “Interest Period,” timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such SOFR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such SOFR Successor Rate exists, in such other manner of administration as the Administrative

Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).”

“ “Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.”

“ “Term SOFR Replacement Date” has the meaning assigned to such term in Section 2.14(c)(ii).”

“ “Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).”

“ “U.S. Government Securities Business Day” means any Business Day, except any Business Day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the FRBNY is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.”

d)
Effective as of the Second Amendment Rate Effective Date, Section 1.01 of the Term Loan Agreement (Defined Terms) is hereby amended by deleting the following defined terms in their entirety: “Eurocurrency”; “Eurocurrency Rate”; “LIBOR”; “LIBOR Screen Rate”; “LIBOR Successor Rate”; “LIBOR Successor Rate Conforming Changes”; “London Banking Day”; “Relevant Governmental Body”; “Scheduled Unavailability Date”; and “SOFR-Based Rate”.
e)
Effective as of the Second Amendment Rate Effective Date, Section 1.01 of the Term Loan Agreement (Defined Terms) is hereby amended by amending and restating the following defined terms in their entirety as follows:

“Interest Period” means with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is three months thereafter; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Business Day, (ii) any Interest Period pertaining to any Term SOFR Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (iii) no Interest Period shall extend beyond the Maturity Date. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“SOFR” means the Secured Overnight Financing Rate administered by the SOFR Administrator.

“Term SOFR” means:

(a) for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and

(b) for any interest calculation with respect to an Alternate Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate with a term of one month commencing that day plus the SOFR Adjustment;

provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.

f)
Effective as of the Second Amendment Rate Effective Date, Section 1.01 of the Term Loan Agreement (Defined Terms) is hereby amended by amending the definition of “Business Day” to delete the phrase “and, if such day relates to any interest rate settings as to a Eurocurrency Loan, means any such day that is also a London Banking Day”.
g)
Effective as of the Second Amendment Rate Effective Date, Section 1.01 of the Term Loan Agreement (Defined Terms) is hereby amended by amending the definition of “Interest Payment Date” to replace the term “Eurocurrency” with the term “Term SOFR” in the first instance in which it appears and to delete the phrase “and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date”.
h)
Effective as of the Second Amendment Rate Effective Date, the following definitions in Section 1.01 of the Term Loan Agreement (Defined Terms) and the following sections of the Term Loan Agreement are hereby amended by, in each case, replacing the term or terms “Eurocurrency”, “Eurocurrency Rate” and/or “the Eurocurrency Rate” with the term “Term SOFR” in each instance in which such term or terms appears: the definition of “Alternate Base Rate”; the definition of “Applicable Rate”; the definition of “Borrowing”; the definition of “Type”; Section 1.02 (Classification of Loans and Borrowings); Section 2.01 (Commitments); Section 2.02 (Loans and Borrowings); Section 2.10 (Repayment of Loans; Evidence of Debt); Section 2.11 (Prepayment of Loans); and Section 2.13 (Interest).
i)
Effective as of the Second Amendment Rate Effective Date, Section 1.06 of the Term Loan Agreement (Eurocurrency Rate) is hereby amended by amending and restating it in its entirety as follows:

SECTION 1.06 Rates. The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to any reference rate referred to herein or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any such rate (including, without limitation, any SOFR Successor Rate) (or any component of any of the foregoing) or the effect of any of the foregoing. The Administrative Agent and its affiliates or other related entities may engage in transactions or other activities that affect any reference rate referred to herein, or any alternative, successor or replacement rate (including, without limitation, any SOFR Successor Rate) (or any component of any of the foregoing) or any related spread or other adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any reference rate referred to herein or any alternative, successor or replacement rate (including, without limitation, any SOFR Successor Rate) (or any component of any of the foregoing), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or other action or omission related to or affecting the selection, determination, or calculation of any rate (or component thereof) provided by any such information source or service.

j)
Effective as of the Second Amendment Rate Effective Date, Section 2.03 of the Term Loan Agreement (Requests for Borrowings) is hereby amended by (i) replacing the term “Eurocurrency” with the term “Term SOFR” in each instance in which it appears, (ii) deleting the phrase in subsection (v) “in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”” and replacing it with “[reserved]” and (iii) deleting the sentence “If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month’s duration.”
k)
Effective as of the Second Amendment Rate Effective Date, Section 2.08 of the Term Loan Agreement (Interest Elections) is hereby amended by (i) replacing the term “Eurocurrency” with the term “Term SOFR” in each instance in which it appears, (ii) deleting the phrase in subsection (iv) “if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”” and replacing it with “[reserved]” and (iii) deleting the sentence “If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month’s duration.”
l)
Effective as of the Second Amendment Rate Effective Date, Section 2.14 of the Term Loan Agreement (Illegality; Inability to Determine Rates) is hereby amended by amending and restating it in its entirety as follows:

(a) Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Loan, or to determine or charge interest rates based upon Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on written notice thereof by such Lender to the Company through the Administrative Agent, (i) any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Loan or to make or continue Term SOFR Loans or to convert ABR Loans to Term SOFR Loans, shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining ABR Loans the interest rate on which is determined by reference to the Term SOFR component of the Alternate Base Rate, the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate, in each case until such Lender notifies the Administrative Agent and the Company in writing that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrowers shall, upon written demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to ABR Loans (the interest rate on which ABR Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Alternate Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon Term SOFR, the Administrative Agent shall during the period of such suspension compute the Alternate Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon Term SOFR. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted.

(b) Inability to Determine Rates. If in connection with any request for a Term SOFR Loan or a conversion of ABR Loans to Term SOFR Loans or a continuation of any such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no SOFR Successor Rate has been determined in accordance with Section 2.14(c), and the circumstances under clause (i) of Section 2.14(c) or the SOFR Scheduled Unavailability Date has occurred, or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed ABR Loan, or (ii) the Administrative Agent or the Required Lenders determine that for any reason Term SOFR for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Company and each Lender in writing. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans, or to convert ABR Loans to Term SOFR Loans, shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Alternate Base Rate, the utilization of the Term SOFR component in determining the Alternate Base Rate shall be suspended, in each case of clause (x) and clause (y), until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 2.14(b), upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such written notice, (i) the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of ABR Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans that have not been prepaid shall be deemed to have been converted to ABR Loans immediately at the end of their respective applicable Interest Period.

(c) Replacement of Term SOFR or SOFR Successor Rate. Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error) or the Company or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that:

(i) adequate and reasonable means do not exist for ascertaining the three month Interest Period of Term SOFR, including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or

(ii) CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which the three month Interest Period of Term SOFR or the Term SOFR Screen Rate shall or will no longer be made available, or permitted to be used for determining the interest rate of U.S. Dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is reasonably satisfactory to the Administrative Agent that will continue to provide such Interest Period of Term SOFR after such specific date (the latest date on which the three month Interest Period of Term SOFR or the Term SOFR Screen Rate are no longer available permanently or indefinitely, the “SOFR Scheduled Unavailability Date”);

then, on a date and time promptly determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the SOFR Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR plus the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “SOFR Successor Rate”).

If the SOFR Successor Rate is Daily Simple SOFR plus the SOFR Adjustment, all interest payments will be payable on a monthly basis with respect to such Daily Simple SOFR Loans. Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date, or (ii) if the events or circumstances of the type described in Section 2.14(c)(i) or (ii) have occurred with respect to the SOFR Successor Rate then in effect, then in each case, the Administrative Agent and the Company may jointly amend this Agreement solely for the purpose of replacing Term SOFR or any then current SOFR Successor Rate in accordance with this Section 2.14(c) at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar Dollar denominated credit facilities syndicated and agented in the United States for such benchmark, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate, and adjustments, shall constitute a “SOFR Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent and the Company shall have executed such amendment and shall have posted such proposed amendment to all Lenders unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.

(d) SOFR Successor Rate. The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of the implementation of any SOFR Successor Rate.

Any SOFR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such SOFR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.

Notwithstanding anything else herein, if at any time the SOFR Successor Rate as so determined would otherwise be less than zero, the SOFR Successor Rate will be deemed to be zero for purposes of this Agreement and the other Loan Documents.

In connection with the implementation of a SOFR Successor Rate, the Administrative Agent will have the right to make SOFR Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such SOFR Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall (i) promptly notify the Borrowers in writing of such SOFR Successor Rate Conforming Changes upon the effectiveness thereof and (ii) post each such amendment implementing such SOFR Successor Rate Conforming Changes to the Lenders reasonably promptly after such amendment becomes effective.

For purposes of this Section 2.14(d), those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans shall be excluded from any determination of Required Lenders.

m)
Effective as of the Second Amendment Rate Effective Date, Section 2.15 of the Term Loan Agreement (Increased Costs) is hereby amended by (i) deleting the phrase in subsection (e) “(i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error), and (ii)”, (ii) replacing the term “the Eurocurrency” with the term “Term SOFR” in the instance in which it appears, (iii) replacing the term “London” with the term “relevant” in the instance in which it appears and (iv) deleting the term “other” before the phrase “central banking or financial regulatory authority”.
n)
Effective as of the Second Amendment Rate Effective Date, Section 2.16 of the Term Loan Agreement (Break Funding Payments) is hereby amended by (i) replacing the terms “Eurocurrency” and “Eurocurrency Rate” with the term “Term SOFR” in each instance in which such terms appear and (ii) replacing the phrase “at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in the relevant currency of a comparable amount and period from other banks in the eurocurrency market” with the phrase “if Term SOFR were set on the date such Loan were prepaid or converted or the date on which the Borrower failed to borrow, convert or continue such Loan”.
o)
Section 3.19 of the Term Loan Agreement is hereby amended by replacing the term “EEA” with the term “Affected” in each instance in which it appears (including in the section heading).
p)
The Term Loan Agreement is hereby amended by adding the following text in its entirety as a new Section 8.14:

SECTION 8.14 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time the Administrative Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to the Administrative Agent forthwith on demand the Rescindable Amount received by such Lender in Same Day Funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. The Administrative Agent shall inform each Lender promptly upon determining that any payment made to such Lender comprised, in whole or in part, a Rescindable Amount.

q)
Section 9.18 of the Term Loan Agreement is hereby amended by (i) replacing the term “EEA Financial Institution” or “EEA Financial Institutions” with the term “Affected Financial Institution” or “Affected Financial Institutions”, as applicable, in each instance in which it appears (including in the section heading), (ii) replacing the phrase “write-down and conversion powers of an EEA” and the phrase “write-down and conversion powers of any EEA” with the phrase “Write-Down and Conversion Powers of the applicable” in each instance in which it appears and (iii) replacing the phrase “an EEA Resolution Authority” in subsection (a) with the phrase “the applicable Resolution Authority”.
r)
Effective as of the Second Amendment Rate Effective Date, Exhibit B-2 to the Term Loan Agreement (Interest Election Request) and Exhibit J to the Term Loan Agreement (Notice of Loan Prepayment) are hereby amended by replacing the term “Eurocurrency” with the term “Term SOFR” in each instance in which it appears and by deleting the column entitled “Eurocurrency Borrowings Indicate: Interest Period (e.g. 1, 2, 3 or 6 month interest period)”.

SECTION 2. Representations and Warranties. The Borrower hereby represents and warrants that (a) the execution, delivery and performance by the Borrower of this Amendment and the consummation of the transactions contemplated hereby (i) are within such Person’s organizational powers and have been duly authorized by all necessary organizational action, (ii) will not violate any organizational document of such Person or any of its Subsidiaries, or, in any material respect, any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its Subsidiaries or any of such Person’s property or to which such Person or any of its Subsidiaries or any of such Person’s property is subject, or any judgment, order or ruling of any Governmental Authority, and (iii) will not violate or result in a default under any material contract of the Borrower or any of its Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, and (b) this Amendment has been duly executed and delivered by the Borrower and constitutes the valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

SECTION 3. Reference to and Effect on the Loan Documents. The parties hereto hereby agree that this Amendment shall constitute a “Loan Document” for all purposes of the Term Loan Agreement.

SECTION 4. Conditions Precedent. This Amendment shall become effective as of the date first set forth above upon the receipt by the Administrative Agent of counterparts to this Amendment duly executed by the Administrative Agent, each Lender and the Borrower.

SECTION 5. Delivery by Electronic Transmission. Delivery of an executed counterpart of a signature page to this Amendment in electronic format (including .pdf format) by electronic transmission shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 6. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY shall be governed by, and construed in accordance with, the laws of the STATE OF NEW YORK.

SECTION 7. Expenses. The Borrower shall pay on demand all reasonable, documented out-of-pocket expenses in any way relating to the enforcement or protection of the Administrative Agent’s rights under this Amendment, including any incurred during any “workout” or restructuring in respect of the Obligations and any incurred in the preservation, protection or enforcement of any rights of any Credit Party in any proceeding under any Debtor Relief Laws. The obligations of the Borrower under this provision shall survive the payment in full of the Obligations and termination of the Loan Documents.

SECTION 8. No Waiver. Nothing contained herein shall constitute a waiver of, impair or otherwise affect any of the Obligations, Guaranteed Obligations or any other obligation of any party hereto.

SECTION 9. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or the Lenders shall affect the representations and warranties or the right of the Administrative Agent and the Lenders to rely upon them.

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IN WITNESS WHEREOF, the parties have each caused this Amendment to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

BRUKER CORPORATION,

as the Company and a Borrower

By: /s/ Gerald Herman

Name: Gerald Herman

Title: Executive Vice President and Chief Financial Officer

Subsidiary Guarantors:

BRUKER SCIENTIFIC LLC

By: /s/ Jason Faessler

Name: Jason Faessler

Title: Manager

By: /s/ Roald Webster

Name: Roald Webster

Title: Manager

BRUKER BIOSPIN CORPORATION

By: /s/ Gerald Herman

Name: Gerald Herman

Title: Assistant Treasurer

BRUKER AXS HOLDINGS, INC.

By: /s/ Gerald Herman

Name: Gerald Herman

Title: Manager

Bruker Corporation – Signature Page to Second Amendment to Term Loan Agreement

BRUKER NANO, INC.

By: /s/ Gerald Herman

Name: Gerald Herman

Title: Treasurer

BANK OF AMERICA, N.A. as Administrative Agent

By: /s/ Felicia Brinson

Name: Felicia Brinson

Title: Assistant Vice President

BANK OF AMERICA, N.A., individually as a Lender

By: /s/ Irina Froment

Name: Irina Froment

Title: Senior Vice President

Bruker Corporation – Signature Page to Second Amendment to Term Loan Agreement

TD BANK, N.A., individually as a Lender

By: /s/ Steve Levi

Name: Steve Levi

Title: Senior Vice President

M&T BANK, successor by merger to People’s United Bank, N.A., individually as a Lender

By: /s/ Darci Buchanan

Name: Darci Buchanan

Title: Senior Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, individually as a Lender

By: /s/ Yinghua Zhang

Name: Yinghua Zhang

Title: Senior Vice President

Bruker Corporation – Signature Page to Second Amendment to Term Loan Agreement